                                                     Exhibit 20.2
                                                      Page 1 of 7


          MONTHLY  CERTIFICATEHOLDERS' STATEMENT

      NAVISTAR  FINANCIAL  DEALER  NOTE  TRUST  1990

 FLOATING  RATE  DEALER  NOTE  PASS-THROUGH  CERTIFICATES


Under  the  Pooling and Servicing Agreement  dated  as  of
December   1,   1990  by  and  among  Navistar   Financial
Corporation   ("NFC"),   Navistar   Financial   Securities
Corporation and The Chase Manhattan Bank (survivor in  the
merger between The Chase Manhattan Bank and Chemical  Bank
which was the survivor in the merger between Chemical Bank
and  Manufacturers Hanover Trust Company), as Trustee, the
Trustee  is  required to prepare certain information  each
month regarding current distributions to Investor Accounts
and payments to Investor Certificateholders as well as the
performance of the Trust during the previous  month.   The
information which is required to be prepared with  respect
to  the  distribution date of February 25, 1997  and  with
respect  to  the performance of the Trust during  the  Due
Period  ended  on  January 31, 1997 is  set  forth  below.
Certain of the information is presented on the basis of an
original   principal   amount  of  $1,000   per   Investor
Certificate.  Certain other information is presented based
on the aggregate amounts for the Trust as a whole.  To the
extent  not  defined  herein, the capitalized  terms  used
herein   have  the  meanings  assigned  to  them  in   the
Agreement.


A.  Information Regarding Current Payments
    (Stated on the Basis of $1,000 Original Principal Amount).

1.  The total amount of the payment to each Class of Investor
    Certificateholders on February 25, 1997 per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .$326.4291295

          Class A2 . . . . . . . . . . . . . . . . .  $5.2526083

          Class A3 . . . . . . . . . . . . . . . . .  $5.2942750

          Class A4 . . . . . . . . . . . . . . . . .  $4.7942750

2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .  $3.0570506

          Class A2 . . . . . . . . . . . . . . . . .  $5.2526083

          Class A3 . . . . . . . . . . . . . . . . .  $5.2942750

          Class A4 . . . . . . . . . . . . . . . . .  $4.7942750

                                                     Exhibit 20.2
                                                      Page 2 of 7


3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor
    Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .$323.3720789

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

B.  Information Regarding the Performance of the Trust.

1.  Collections, Uses.

(a)  The aggregate amount of Dealer Finance Charges
     for the Due Period . . . . . . . . . . . . . . . . . . . . .$3,108,956.12

(b)  The aggregate amount of NITC Finance Charges
     for the Due Period . . . . . . . . . . . . . . . . . . . . .$2,018,855.07

(c)  The aggregate amount of Principal Collections
     received  during the Due Period . . . . . . . . . . . . . $194,609,876.61

(d)  The aggregate amount of Principal Collections
     allocable to the Amortizing Classes  . . . . . . . . . . . $32,337,207.89

(e)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     deposited in the Spread Account. . . . . . . . . . . . . . . . . .  $0.00

(f)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     deposited in the Liquidity Reserve Account . . . . . . . . . . . .  $0.00

(g)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     used to purchase new Dealer Notes. . . . . . . . . . . . .$194,609,876.61

(h)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     used to purchase Investment Securities . . . . . . . . . . . . . .  $0.00

(i)  The aggregate amount of Principal Collections
     processed during the related Due Period which
     were paid to the Seller. . . . . . . . . . . . . . . . . . . . . .  $0.00

                                                     Exhibit 20.2
                                                      Page 3 of 7


2.  Dealer Notes and Investment Securities in the Trust;
    Certificate Principal Account.

(a)  The aggregate amount of Dealer Notes and
     Investment Securities in the Trust as of the
     end of the Due Period ended on January 31, 1997
     (which reflects the Dealer Notes and Investment
     Securities represented by both the Seller
     Certificate and Investor Certificates) . . . . . . . . . .$614,275,482.48

(b)  The amount of Dealer Notes and Investment
     Securities in the Trust represented by the
     Investor Certificates (the "Total Investor
     Interest") as of the Due Period ended on
     January  31, 1997 . . . . . . . . . . . . . . . . . . . . $435,630,650.27

(c)  The Total Investor Interest set forth in
     paragraph 2(b) above as a percentage of the
     aggregate amount of Dealer Notes and Investment
     Securities set forth in paragraph 2(a) . . . . . . . . . . . . . 70.9178%

(d)  The Total Invested Amount after giving effect
     to the payments made on the
     Distribution Date. . . . . . . . . . . . . . . . . . . . .$435,630,650.27

(e)  The total amount withdrawn from the Certificate
     Principal Account and deposited in the
     Distribution Account for the benefit of
     each Amortizing Class in respect of
     Principal Collections on the related
     Transfer Date:

          Class A1 . . . . . . . . . . . . . . . .$32,337,207.89

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . . . $0.00

3.  Investor Certificate Interest

(a)  The total amount withdrawn from the Collections
     Account and deposited in the Distribution Account
     on the related Transfer Date in respect of Investor
     Certificate Interest and any previously existing
      Deficiency Amount. . . . . . . . . . . . . . . . . . . . . $2,356,931.39

                                                     Exhibit 20.2
                                                      Page 4 of 7


(b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount on the Distribution Date:

          Class A1 . . . . . . . . . . . . . . . .   $305,705.06

          Class A2 . . . . . . . . . . . . . . . .   $525,260.83

          Class A3 . . . . . . . . . . . . . . . .   $529,427.50

          Class A4 . . . . . . . . . . . . . . . .   $996,538.00


(c)  The Deficiency Amount (if any) for such
     Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

(d) The amount of such Deficiency Amount allocable to each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(e)  The amount (if any) of the Deficiency Amount
     from the preceding Distribution Date being
     reimbursed on the Distribution Date. . . . . . . . . . . . . . . .  $0.00


4.  Losses.

(a)  The aggregate amount of Dealer Notes charged-
     off as uncollectible during the Due Period
     ended on January 31, 1997 allocable to the Investor
     Certificates (the "Investor Loss Amount"). . . . . . . . . . . . .  $0.00


(b)  The Class Loss Amount for each Class (if any):

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

                                                     Exhibit 20.2
                                                      Page 5 of 7


5.  Reimbursement of Losses; Charges-Off Amounts.

(a)  The amount of Investor Loss Amount reimbursed
     or allocated to the Seller on the related
     Transfer Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

(b)  The aggregate amount of Class Loss Amounts
     (if any) reimbursed or allocated to the
     Seller on the Distribution Date. . . . . . . . . . . . . . . . . .  $0.00

(c) The Class Charged-Off Amount for each Class for the immediately preceding Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(d) The Class Charged-Off Amount for each Class for the Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(e) For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs 5(c) and 5(d) above, per $1,000 (which will have the effect of increasing (reducing), the related Class Invested Amount and the related Class Investor Interest):

          Class A1 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

                                                     Exhibit 20.2
                                                      Page 6 of 7


6.   Class Invested Amounts; Class Investor Interests.

(a) Each Class Invested Amount after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .   $   27,770,650.27

          Class A2 . . . . . . . . . . . . .   $  100,000,000.00

          Class A3 . . . . . . . . . . . . .   $  100,000,000.00

          Class A4 . . . . . . . . . . . . .   $  207,860,000.00

(b) Each Class Investor Interest after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .   $   27,770,650.27

          Class A2 . . . . . . . . . . . . .   $  100,000,000.00

          Class A3 . . . . . . . . . . . . .   $  100,000,000.00

          Class A4 . . . . . . . . . . . . .   $  207,860,000.00


7.   Servicing Fee.

(a)  The aggregate amount of the Monthly Servicing
     Fee payable by the Trust to the Servicer for
     the month ended January 31, 1997  . . . . . . . . . . . . . . $509,130.00


(b)  The aggregate amount of the Monthly Servicing
     Fee set forth in paragraph 7(a) above allocable
     to the Investor Certificateholders  . . . . . . . . . . . . . $416,305.88

8.   Available Subordinated Amount; Minimum Seller Interest.

(a)  The Available Subordinated Amount as of the
     end of January 31, 1997 . . . . . . . . . . . . . . . . . .$72,535,018.01

(b)  The Minimum Seller Interest as of
     January 31, 1997  . . . . . . . . . . . . . . . . . . . . .$93,954,100.00

                                                     Exhibit 20.2
                                                      Page 7 of 7


9.   Class Amortization Percentages.

     The Class Amortization Percentage for each Amortizing Class:

          Class A1 . . . . . . . . . . . . . . . . . . 16.61643%

          Class A2 . . . . . . . . . . . . . . . . . . .     N/A

          Class A3 . . . . . . . . . . . . . . . . . . .     N/A

          Class A4 . . . . . . . . . . . . . . . . . . .     N/A




                              THE CHASE MANHATTAN BANK



                              BY: /s/ Chase Manhattan Bank
                                      Chase Manhattan Bank